Exhibit C
Public Authorities (Financial Arrangements) Act 1987 No 33
Status Information
Currency of version
Current version for 6 July 2004 to date (accessed 8 April 2009 at 09:18). Legislation on this site is usually updated within 3 working days after a change to the legislation.
Provisions in force
The provisions displayed in this version of the legislation have all commenced. See Historical notes
Responsible Minister

Treasurer
Authorisation: This version of the legislation is compiled and maintained in a database of legislation by the Parliamentary Counsel’s Office and published on the NSW legislation website, and is certified as the form of that legislation that is correct under section 45C of the Interpretation Act 1987.
File last modified 21 November 2006.
Contents
Long title
Part 1 Preliminary
1 Name of Act
2 Commencement

2A Principal purpose of Act
2B Exclusive operation of Act
2C Relationship with other Acts
3 Definitions
4 Meaning of obtaining financial accommodation
5 Meaning of effecting a financial adjustment
5A Meaning of joint financing arrangement
5B Meaning of portfolio Minister
Part 2 Financial accommodation
Division 1 Interpretation
6 (Repealed)
Division 2 Powers of authorities
7 Governor’s approval to financial accommodation
8 Power to obtain financial accommodation
8A Special provisions relating to ownership of buildings, structures or other fixtures
9 Treasury advances
10 Provision of financial accommodation from Treasury Corporation
11 General powers in relation to obtaining financial accommodation
12 Provisions relating to authorities which obtain financial accommodation
Division 3 Protection of lenders

13 Treasurer’s approval as evidence
14 Application of financial accommodation
Division 4 Inter-agency financial accommodation
14A Inter-agency loans within same ministerial portfolio
14B Application of Act to inter-agency loans within same portfolio
14C Other Acts not affected
Part 2A Financial adjustments
15 (Repealed)
16 Financial adjustments
16A (Repealed)
17 General powers in relation to effecting financial adjustments
18 Treasurer’s approval as evidence
Part 2B Joint financing arrangements
19 (Repealed)
20 Power to enter joint financing arrangements
21 Treasurer’s approval
Part 2C Guarantees
22 (Repealed)
22A Statutory guarantee
22AA Statutory guarantee of performance
22B Discretionary guarantees

22C Statutory charge
22D Guarantee fee
22E Other payments by Government
22F Treasurer may enter into and execute guarantee etc on behalf of Government
22G Priorities
22H Recovery of money paid under guarantee or agreement
22I Appropriation
Part 2D Joint ventures
22J Definition
22K Meaning of joint venture
22L Restriction on joint ventures
Part 3 Investment
23 (Repealed)
24 Investment powers of authorities
25 Funds managers
26 Power of certain authorities to act as funds manager
27 (Repealed)
28 Part not to apply in certain cases
28A General powers in relation to investments
Part 4 New South Wales Capital Works Financing Corporation
29 Definitions

30 Financing Corporation
31 Functions of Financing Corporation
32 Seal of Financing Corporation
33 Staff
34 Financing Corporation Account
35 Financial year of Corporation
36 Deposit of funds
37 Amounts payable by Corporation
Part 4A Controlled entities
37A Controlled entities
Part 5 Miscellaneous
38 Exemption from duty
39 Trustee investment etc
40 Delegation of Treasurer’s functions
41 Repeals
42 Savings and transitional provisions
43 Regulations
44 Validation of certain financial adjustments
45 Exercise of functions by authorities that are not corporations
46 Transitional provisions applying to entities that become authorities
47 Transitional provisions applying to entities that cease to be authorities
Schedule 1 (Repealed)

Schedule 2 Provisions relating to securities etc
Schedule 3 (Repealed)
Schedule 4 Investment powers of authorities
Schedule 5 Repeals
Schedule 6 Savings and transitional provisions
Historical notes
An Act to make provision with respect to certain financial arrangements (including investments) of public authorities; to constitute the New South Wales Capital Works Financing Corporation; to repeal the Public Authorities (Financial Accommodation) Act 1981; and for other purposes.
Part 1 Preliminary
1 Name of Act
This Act may be cited as the Public Authorities (Financial Arrangements) Act 1987.
2 Commencement

(1)	Sections 1 and 2 shall commence on the date of assent to this Act.

(2)	Except as provided by subsection (1), this Act shall commence on such day as may be appointed by the Governor and notified by proclamation published in the Gazette.
2A Principal purpose of Act
The principal purpose of this Act is to provide a comprehensive system of arrangements for the control of authorities of the State in entering into and maintaining arrangements of the kinds covered by this Act.
2B Exclusive operation of Act
(1)	If an Act or statutory rule (other than this Act and the regulations) expressly or impliedly confers or imposes any function on an authority for or with respect to the entry into and maintenance of financial arrangements or joint venture arrangements, the authority is not to exercise those functions unless:

(a)	the authority is authorised to do so under subsection (3) or by or under any other provision of this Act, or

(b)	the arrangements are approved under this Act.

(2)	The regulations may provide that subsection (1) does not apply to any arrangement or any arrangement of a class prescribed by the regulations.

(3)	The Treasurer may, by order in writing, authorise a specified authority to exercise any specified function referred to in subsection (1), either generally or in relation to any specified arrangement or arrangement of a specified class. Any such authorisation may be given unconditionally or subject to such conditions as the Treasurer thinks appropriate.
2C Relationship with other Acts
(1)	This Act has effect despite anything in any Act or statutory rule (other than this Act and the regulations) enacted or made before the commencement of this section.

(2)	Any Act or statutory rule (other than this Act and the regulations) enacted or made after the commencement of this section is to be construed as having effect subject to this Act, except to the extent that such an Act expressly overrides this Act.

(3)	The regulations may declare a matter that is dealt with by this Act or the regulations to be an excluded matter for the purposes of section 5F of the Corporations Act 2001 of the Commonwealth in relation to:

(a)	the whole of the Corporations legislation to which Part 1.1A of the Corporations Act 2001 of the Commonwealth applies, or

(b)	a specified provision of that legislation, or

(c)	that legislation other than a specified provision, or

(d)	that legislation otherwise than to a specified extent.

Note.	Section 5F of the Corporations Act 2001 of the Commonwealth provides that if a State law declares a matter to be an excluded matter for the purposes of that section in relation to all or part of the Corporations legislation of the Commonwealth, then the provisions that are the subject of the declaration will not apply in relation to that matter in the State concerned.

(4)	The regulations may declare a relevant provision of this Act to be a Corporations legislation displacement provision for the purposes of section 5G of the Corporations Act 2001 of the Commonwealth (either generally or specifically in relation to a provision of the Corporations legislation to which Part 1.1A of the Commonwealth Act applies).

Note.	Section 5G of the Corporations Act 2001 of the Commonwealth provides that if a State law declares a provision of a State law to be a Corporations legislation displacement provision, then any provision of the Corporations legislation with which the State provision would otherwise be inconsistent does not apply in the State concerned to the extent necessary to avoid the inconsistency.
(5)	In this section:
matter includes act, omission, body, person or thing.
relevant provision of this Act means a provision that is:
(a)	a post-commencement provision within the meaning of section 5G of the Corporations Act 2001 of the Commonwealth, or

(b)	materially amended within the meaning of that section on or after the commencement of the Corporations Act 2001 of the Commonwealth if the amendment is enacted on or after that commencement.
3 Definitions
(1)	In this Act, except in so far as the context or subject-matter otherwise indicates or requires:
authority means:
(a)	a person, group of persons or body specified in Schedule 2 to the Public Finance and Audit Act 1983, or

(b)	a person, group of persons or body specified in Column 1 of Schedule 3 to the Public Finance and Audit Act 1983, or

(c)	a Minister of the Crown, or

(d)	a State owned corporation or a subsidiary of a State owned corporation, or

(e)	an entity or entity of a class prescribed by the regulations as being within this definition, but does not include:

(f)	a local government authority, or

(f1)	a University (or the Board of Trustees, Council or Senate of a University), or

(g)	an entity or entity of a class prescribed by the regulations as not being within this definition.
controlled entity, in relation to an authority, means an entity of which the authority has control within the meaning of a standard referred to in section 39 (1A) or 45A (1A) of the Public Finance and Audit Act 1983, and includes an entity or entity of a class prescribed by the regulations as being within this definition, but does not include:

(a)	an entity that is itself an authority within the meaning of this Act, or

(b)	an entity or entity of a class prescribed by the regulations as not being within this definition.
Accordingly, a reference (however expressed) in this Act to an entity controlled by an authority is a reference to such a controlled entity.
entity has the same meaning as it has for the purposes of Chapter 2E of the Corporations Act 2001 of the Commonwealth, and (without limitation) includes any person, group of persons or body.
financial accommodation is referred to in section 4.
financial adjustment is referred to in section 5.
financial arrangements means arrangements for or with respect to:
(a)	the obtaining of financial accommodation, or

(b)	the effecting of a financial adjustment, or

(c)	a joint financing arrangement, or

(d)	the investment of funds, and includes an arrangement or arrangement of a class prescribed as being within this definition, but does not include an arrangement or arrangement of a class prescribed as not being within this definition.
Financing Corporation means the New South Wales Capital Works Financing Corporation constituted by this Act.
Government means the Crown in right of New South Wales.
joint financing arrangement is defined in section 5A.
joint venture is defined in section 22K.
joint venture arrangements means arrangements (as defined in section 22J) for or with respect to the carrying on of a joint venture.
local government authority means a council or county council within the meaning of the Local Government Act 1993 or any person exercising all or any of the functions of such a council or county council.
Minister means:
(a)	in relation to an authority constituted by a provision of an Act—the Minister administering the provision, or

(b)	in relation to an authority not constituted by an Act—the chief executive officer or governing body of the authority.
portfolio Minister of an entity is defined in section 5B.

regulations means regulations made under this Act.
Treasury Corporation means the New South Wales Treasury Corporation constituted by the Treasury Corporation Act 1983.
(2)	In this Act, a reference (however expressed) to the repayment of financial accommodation includes a reference to the payment of money by the authority concerned in relation to the financial accommodation, whether or not by way of repayment of money by the authority and whether or not constituting a payment by way of advance.

(3)	In this Act:

(a)	a reference to a function includes a reference to a power, authority and duty, and

(b)	a reference to the exercise of a function includes, where the function is a duty, a reference to the performance of the duty.

(4)	The prescription of an entity or class of entities under paragraph (e) or (g) of the definition of authority in subsection (1) may be made generally or may be made for the purposes of specified provisions of this Act only. Such a prescription is taken to be made generally unless it is expressed to be made for the purposes of specified provisions of this Act.

(5)	A part of an entity may be prescribed for the purposes of paragraph (e) or (g) of the definition of authority in subsection (1).

(6)	Two or more parts of an entity may be separate authorities for the purposes of this Act. If:

(a)	an entity is an authority, and

(b)	a part of the entity is also an authority, the authority referred to in paragraph (a) is taken not to include the part referred to in paragraph (b), unless the regulations otherwise provide.
(7)	A reference in the definition of controlled entity in subsection (1) to a standard includes a reference to:

(a)	if the standard is amended—the standard as in force for the time being, and

(b)	if the standard is replaced—the substituted standard, and

(c)	if the substituted standard is amended—the substituted standard as in force for the time being.

(8)	An order of the Treasurer under this Act may be given in the form of a written direction of the Treasurer.

(9)	Notes included in this Act do not form part of this Act.
4 Meaning of obtaining financial accommodation
(1)	In this Act, a reference (however expressed) to the obtaining of financial accommodation by an authority includes (without limiting the ordinary meaning of that expression) a reference to:

(a)	the borrowing or raising of money by the authority including by means of the issue of debentures, bonds, inscribed stock, registered stock, discounted securities, promissory notes or any other security, and

(a1)	the raising of money by the authority as consideration for the authority’s assumption of any liability, and

(b)	the participation by the authority in any other arrangement or transaction which is approved by the Treasurer or prescribed for the purposes of this Act.

(2)	An approved or prescribed arrangement or transaction need not involve the repayment of money by an authority.
5 Meaning of effecting a financial adjustment
(1)	In this Act, a reference (however expressed) to the effecting of a financial adjustment by an authority is a reference to the entering into or the participation by the authority in any of the following arrangements or transactions or a combination of them:
(a)	a currency swap,

(b)	an interest rate swap,

(c)	a forward exchange rate agreement,

(d)	a forward interest rate agreement,

(e)	a futures contract or a futures option,

(f)	a currency option,

(g)	an interest rate option,

(h)	a commodity swap,

(i)	a forward commodity agreement,

(j)	a commodity option,

(k)	a swaption,

(l)	a bond option,

(m)	an interest rate cap,

(n)	an interest rate floor,

(o)	an interest rate collar,

(p)	a forward rate bill agreement,

(q)	a forward foreign exchange transaction,

(r)	an exchange rate agreement,

(s)	a forward exchange agreement,

(t)	a reciprocal purchase agreement,

(u)	any other transaction or arrangement that is prescribed by the regulations.

(2)	In this section, commodity includes electricity.
5A Meaning of joint financing arrangement
In this Act, a reference to a joint financing arrangement is a reference to an arrangement entered into by an authority with a person, for the purpose of the exercise of the authority’s functions and in respect of infrastructure or other capital assets, if the arrangement is one of the following:
(a)	an arrangement under which the person acquires assets (including by lease or purchase) from the authority, a third party or a combination of the two, and uses them for the exercise of a function of the authority,

(b)	an arrangement under which the person constructs assets and uses them for the exercise of a function of the authority,

(c)	an arrangement described in paragraph (a) or (b), coupled with a transfer or reversion of the assets to the authority,

(d)	an arrangement approved by the Treasurer or prescribed by the regulations.
5B Meaning of portfolio Minister
(1)	In this Act, a reference to the portfolio Minister of an entity (including an authority) is a reference to:

(a)	subject to paragraphs (b), (c) and (d)—the Minister who solely or jointly administers the legislation under which the entity is established or regulated, or

(b)	in the case of a statutory State owned corporation—the portfolio Minister of the corporation (under section 20I of the State Owned Corporations Act 1989), or

(c)	in the case of a company State owned corporation—the Minister who is designated by the Treasurer as the portfolio Minister of the corporation (under subsection (2)), or

(d)	in the case of an entity that is controlled by an authority—the Minister who is the portfolio Minister of the authority under another paragraph of this subsection.

(2)	The Treasurer may, by order published in the Gazette, designate a Minister as the portfolio Minister of a company State owned corporation for the purposes of this Act.
Part 2 Financial accommodation
Division 1 Interpretation
6 (Repealed)
Division 2 Powers of authorities
7 Governor’s approval to financial accommodation
The Governor may, by order, approve of the obtaining of financial accommodation by an authority in accordance with this Act.
8 Power to obtain financial accommodation
(1)	This section applies to an authority in respect of which an approval is in force under section 7.

(2)	For the purpose of exercising its functions, an authority may, in accordance with the written approval of the Treasurer, obtain financial accommodation within or outside Australia.

(3)	The Treasurer’s approval:

(a)	may be in respect of a specified purpose, or of 1 or more specified authorities, or of a specified class of authorities, and

(b)	may be otherwise specific or may be general, and

(c)	may be on such terms and subject to such conditions as the Treasurer thinks fit.

(4)	The terms on which the Treasurer’s approval is given may include, but are not limited to, terms as to any of the following:

(a)	the form of the financial accommodation to be obtained, including the currency in which it is to be obtained,

(b)	the manner in which it is to be obtained,

(c)	the terms and conditions on which it is to be obtained,

(d)	the security to be provided for it,

(e)	the instruments to be executed in connection with it.

(5)	Without limiting subsection (4) (c), the Treasurer’s approval may be subject to a condition that an agreement under which financial accommodation is obtained contains provisions in or to the effect of those referred to in section 8A.

8A	Special provisions relating to ownership of buildings, structures or other fixtures
(1)	An agreement under which financial accommodation is obtained by an authority may contain provisions in or to the effect:

(a)	that the ownership of specified buildings, structures or other fixtures is not vested in the owner of the land on which they are located, and

(b)	that such specified buildings, structures or fixtures are chattels and not real property, and

(c)	that such specified buildings, structures or fixtures can be transferred or leased to any person or otherwise dealt with in accordance with the terms and conditions of the Treasurer’s approval of the financial accommodation.

(2)	Despite any Act or rule to the contrary, any such provision has effect for all purposes (and not only as between the parties to the agreement in which the provision is contained), but only if the Treasurer’s approval to the obtaining of the financial accommodation was subject to a condition that the agreement contain the provision.
9 Treasury advances
(1)	The Treasurer may advance to an authority such money as may be determined by the Treasurer in consultation with the Minister for the authority.

(2)	The terms and conditions as to:

(a)	the repayment of money so advanced, and

(b)	the payment of interest on that money, shall, except to the extent that the Act (if any) by which the authority is constituted otherwise provides, be determined by the Treasurer in consultation with the Minister for the authority.
10 Provision of financial accommodation from Treasury Corporation
(1)	Despite anything in this Act, but subject to subsection (2), an authority must not obtain financial accommodation otherwise than from the Treasury Corporation.

(2)	Subsection (1) does not apply:

(a)	in respect of the provision of financial accommodation by way of an advance of money by the Treasurer under section 9, or

(b)	to the extent of any exemptions under subsection (3).

(3)	The Treasurer may, by order in writing, grant exemptions from subsection (1). Such an exemption may be granted in relation to specified authorities, specified classes of authorities or all authorities or in relation to specified transactions, specified classes of transactions or all transactions, or any combination.
11 General powers in relation to obtaining financial accommodation
(1)	An authority may do all things necessary or convenient to be done in connection with obtaining financial accommodation.

(2)	In particular, but without limiting the power given by this section, the authority may:

(a)	enter into any contract, agreement or other transaction,

(b)	incur any obligations under a contract, agreement or other transaction,

(c)	make any payment (including an advance) under a contract, agreement or other transaction,

(d)	make any covenants or promises, including those which are absolute and unconditional,

(e)	exercise such other functions as the Treasurer may approve, and

(f)	do or effect any of the things it is empowered to do under this Act by or through any entity controlled by the authority.

(3)	This section does not limit any powers that the authority has apart from this section.

(4)	(Repealed)
12 Provisions relating to authorities which obtain financial accommodation
Unless the Treasurer otherwise directs in a particular case, Schedule 2 has effect in relation to an authority which obtains financial accommodation.
Division 3 Protection of lenders
13 Treasurer’s approval as evidence
The written approval of the Treasurer to the obtaining of financial accommodation by an authority is conclusive evidence that anything done by the authority in accordance with the approval is authorised by this Act.
14 Application of financial accommodation
A person from whom an authority obtains financial accommodation is not bound to inquire into the application of the financial accommodation and is not responsible for any non-application or misapplication of it.
Division 4 Inter-agency financial accommodation
14A Inter-agency loans within same ministerial portfolio

(1)	The portfolio Minister of an entity that is an authority may determine that an amount of money in the funds of or under the control of the authority is to be lent to another entity for which he or she is the portfolio Minister.

(2)	Any such amount is to be lent in accordance with that determination and on such terms and conditions as the portfolio Minister determines.
14B Application of Act to inter-agency loans within same portfolio
This Act (other than this Division) does not apply to or in respect of a loan made under this Division.
14C Other Acts not affected
This Division is subject to and does not affect the operation or requirements of the Public Finance and Audit Act 1983, any Appropriation Act or any other Act (other than this Act).
Part 2A Financial adjustments
15 (Repealed)
16 Financial adjustments
(1)	For the purpose of exercising its functions, an authority may, in accordance with the written approval of the Treasurer, effect a financial adjustment.

(2)	The Treasurer’s approval:

(a)	may be in respect of a specified purpose, or of 1 or more specified authorities, or of a specified class of authorities, and

(b)	may be otherwise specific or may be general, and

(c)	may be on such terms and subject to such conditions as the Treasurer thinks fit.

(3)	The Treasurer’s approval is required even though a financial adjustment is, or is effected in connection with, financial accommodation authorised under Part 2, a joint financing arrangement authorised under Part 2B, an investment authorised under Part 3 or for any other purpose.
16A (Repealed)
17 General powers in relation to effecting financial adjustments
(1)	An authority may do all things necessary or convenient to be done in connection with effecting a financial adjustment.

(2)	In particular, but without limiting the power given by this section, the authority may do any one or more of the following:

(a)	enter into any contract, agreement or other transaction,

(b)	incur any obligations under a contract, agreement or other transaction,

(c)	make any payment (including an advance) under a contract, agreement or other transaction,

(d)	make any covenants or promises, including those which are absolute and unconditional,

(e)	exercise such other functions as the Treasurer approves,

(f)	do or effect any of the things it is empowered to do under this Act by or through any entity controlled by the authority.

(3)	This section does not limit any powers that the authority has apart from this section.
18 Treasurer’s approval as evidence
(1)	The written approval of the Treasurer to the effecting of one or more financial adjustments by an authority is conclusive evidence that anything done by the authority in accordance with the approval is authorised by this Act.

(2)	For the purposes of this section, financial adjustment includes any transaction or arrangement validated by section 44.
Part 2B Joint financing arrangements
19 (Repealed)
20 Power to enter joint financing arrangements
(1)	An authority may enter a joint financing arrangement, on the recommendation of the Minister for the authority, and with the written approval of the Treasurer specifically given in the case of each arrangement.

(2)	An authority may do all things necessary or convenient to be done in connection with a joint financing arrangement.

(3)	In particular, but without limiting the power given by this section, the authority may do any one or more of the following:

(a)	enter into any contract, agreement or other transaction,

(b)	incur any obligations under a contract, agreement or other transaction,

(c)	make any payment (including an advance) under a contract, agreement or other transaction,

(d)	make any covenants or promises, including those which are absolute and unconditional,

(e)	delegate any function of the authority to a participant in the arrangement,

(f)	agree to the exercise of any function of the authority by a participant in the arrangement,

(g)	agree not to exercise any function of the authority to the extent that an agreement for its exercise by a participant in the arrangement is in force,

(h)	exercise such functions as are ancillary or incidental to the other functions in this subsection and approved by the Treasurer,

(i)	do or effect by or through any entity controlled by the authority any of the things it is empowered to do under this Act.

(4)	This section does not limit any function that the authority has apart from this section.

(5)	However, an authority may enter a joint financing arrangement only in accordance with this section, unless the regulations otherwise provide.

(6)	Despite the provisions of any other law, a participant with an authority in a joint financing arrangement may exercise any function of the authority (in accordance with the joint financing arrangement and in accordance with the Treasurer’s approval to that arrangement) as if the participant were the authority.
21 Treasurer’s approval
(1)	The written approval of the Treasurer to the entering by an authority into a specific joint financing arrangement is conclusive evidence that anything done by the authority in accordance with the approval is authorised by this Act.

(2)	The Treasurer’s approval may be given on such terms as the Treasurer thinks fit.
Part 2C Guarantees
22 (Repealed)
22A Statutory guarantee
(1)	The due repayment of:

(a)	financial accommodation obtained (whether within or outside Australia) by an authority pursuant to Part 2 by the issue of debentures, bonds, inscribed stock, registered stock, discounted securities or promissory notes, or

(b)	financial accommodation obtained (whether within or outside Australia) by an authority pursuant to Part 2 as consideration for the authority’s assumption of liability for any obligation, or

(c)	such other forms of financial accommodation obtained by an authority as may be prescribed by the regulations, whether or not involving the issue of securities of any kind, and, where payable, the due payment of interest and other charges relating to that financial accommodation, are all guaranteed by the Government.
(2)	This section applies to a State owned corporation only to the extent that the board of the corporation and voting shareholders agree in writing in accordance with section 16 or 20U of the State Owned Corporations Act 1989.
22AA Statutory guarantee of performance
(1)	The Treasurer may, by instrument in writing, declare that the performance of all or any specified obligations incurred by an authority as a result of or in connection with its entering into, or participating in, any specified arrangement or transaction as authorised by this Act, is guaranteed by the Government. A declaration may be made subject to terms and conditions (specified in the instrument) that restrict the scope or operation of the guarantee and that specify the time when or the circumstances in which the guarantee ceases to be in force.

(2)	The effect of the declaration concerning such an obligation is (subject to those terms and conditions) that the due performance of the obligation is guaranteed by the Government, notwithstanding that the authority:

(a)	ceases to exist, or

(b)	ceases to be responsible for the exercise of the functions constituting the obligation, or

(c)	ceases to be responsible for the exercise of functions relevant to the performance of the obligation, and that in such a case as is referred to in any of those paragraphs, and without affecting the guarantee, the obligation is (by force of this section) taken to be binding on the successor to the authority or, in the absence of a successor, the Government.
(3)	Such a guarantee continues until the obligation is performed, ceases to be required to be performed, or is varied without the prior consent of the Treasurer, or until the guarantee ceases to be in force in accordance with the terms and conditions of the instrument under this section (whichever first occurs).

(4)	An obligation varied without the prior consent of the Treasurer may however be the subject of a further declaration under this section.

(5)	In the case of a joint financing arrangement, a declaration under this section may, without limitation, be included in the Treasurer’s instrument of approval under section 20.

(6)	This section extends to arrangements and transactions entered into, and obligations incurred, before the commencement of this section.

(7)	In this section:
successor to an authority includes a person or body that assumes the relevant functions or liabilities of the authority.
22B Discretionary guarantees
(1)	The Government may guarantee the due performance by an authority of any obligations incurred by it as a result of or in connection with its entering into, or participating in, any arrangement or transaction, as authorised by this Act.

(2)	The form of the guarantee (including its terms and conditions) is to be as determined by the Treasurer who may determine different forms for different guarantees.

(3)	The guarantee may be specific or general.
22C Statutory charge
(1)	The due repayment of financial accommodation obtained (whether within or outside Australia) by an authority under this Act and, where payable, the due payment of interest and other charges relating to that financial accommodation are charges on the income and revenue of the authority arising from whatever source.

(2)	The payments due in respect of any financial adjustment effected (whether within or outside Australia) by an authority under this Act are charges on the income and revenue of the authority arising from whatever source.

(3)	The charge imposed by this section on the income and revenue of an authority does not operate to prevent the authority from dealing, in the ordinary course of the exercise of its functions, with its income and revenue free of the charge.
22D Guarantee fee

An authority must, if the Treasurer requires, pay to the credit of the Consolidated Fund a fee determined by the Treasurer in respect of a guarantee which is provided by or under this Act and which is directly or indirectly related to the obtaining of financial accommodation by the authority, the effecting of a financial adjustment by the authority or the participation in a joint financing arrangement by the authority.
22E Other payments by Government
The Government may, in relation to any financial accommodation obtained by an authority, any financial adjustment effected by an authority or any joint financing arrangement entered into by an authority, agree to make a payment even though the authority may be precluded by the law of New South Wales from making the payment.
22F Treasurer may enter into and execute guarantee etc on behalf of Government
The Treasurer may act on behalf of the Government for the purposes of giving a guarantee under section 22B or entering into an agreement under section 22E and the Treasurer (or a person appointed by the Treasurer) may execute any relevant document relating to the guarantee or agreement.
22G Priorities
(1)	All obligations of an authority to make repayments or payments in respect of financial accommodation, financial adjustments or joint financing arrangements, if repayment or payment is secured on the income and revenue of the authority (whether under this Act or otherwise), rank equally without preference by reason of priority of date or otherwise.

(2)	All obligations of the Government under a guarantee rank equally without preference with all other outstanding obligations of the Government.
22H Recovery of money paid under guarantee or agreement
(1)	If, under this Part, the Treasurer pays an amount under a guarantee or pursuant to an agreement, the authority is liable to pay that amount to the Treasurer to the credit of the Consolidated Fund.

(2)	The amount is payable by such instalments, at such times, and with such interest as the Treasurer, after consultation with the Minister for the authority, determines in each case.
22I Appropriation
Any liability of the Treasurer or the Government under this Act or arising out of any action taken under this Act is to be discharged out of the Consolidated Fund without any further appropriation than this Act.
Part 2D Joint ventures

22J Definition
In this Part:
arrangement includes a contract or understanding, and includes the constitution of a body corporate referred to in section 22K (1) (b).
22K Meaning of joint venture
(1)	In this Act, a reference to a joint venture is a reference to an activity:

(a)	carried on jointly by two or more persons, whether or not in partnership, or

(b)	carried on by a body corporate formed by two or more persons for the purpose of enabling those persons to carry on that activity jointly by means of their joint control, or by means of their ownership of shares in the capital, of that body corporate, and includes a reference to an activity or activity of a class prescribed by the regulations as being within this section, but does not include a reference to an activity or activity of a class prescribed by the regulations as not being within this section.
(2)	An activity may be regarded as carried on jointly even though some or all of the persons involved carry on different aspects of the activity.
22L Restriction on joint ventures
(1)	An authority must not:

(a)	enter into an arrangement with another person for the purpose of carrying on a joint venture, or

(b)	carry on a joint venture under such an arrangement, unless the Treasurer has approved of the arrangement.
(2)	The Treasurer’s approval:

(a)	may be given for a specified arrangement or class of arrangements, and

(b)	may be given in respect of one or more specified authorities or in respect of a specified class of authorities, and

(c)	may be otherwise specific or may be general, and

(d)	may be given on such terms and subject to such conditions as the Treasurer thinks fit.

(3)	The Treasurer’s approval must be in writing.

(4)	The Treasurer’s approval is required under this section even though the arrangement is, or is entered into in connection with, financial accommodation authorised under Part 2, a joint financing arrangement authorised under Part 2B or some other financial arrangement authorised under this Act.
Part 3 Investment
23 (Repealed)
24 Investment powers of authorities

(1)	The regulations may declare that an authority has, in respect of all or specified funds of or under the control of the authority, the investment powers described in Part 2, 3 or 4 of Schedule 4.

(1A)	An authority that does not have the investment powers described in any of Parts 2, 3 and 4 of Schedule 4 has, in respect of all funds of or under the control of the authority, the investment powers described in Part 1 of that Schedule, except to the extent that the Treasurer by order in writing declares that the authority does not have those powers in respect of all or any specified funds or has them only in relation to specified funds.

(2)	Such a regulation:

(a)	may be made only on the recommendation of the Treasurer and the Minister for the authority, and

(b)	operates to confer on the authority concerned the investment powers specified.

(2A)	A person recommending the making of such a regulation is to have regard to the general criteria approved by the Treasurer for determining the appropriate investment powers to be conferred on authorities.

(2B)	The criteria are to provide for the determination of the appropriate investment powers by reference to:

(a)	the class of the authority as determined in accordance with any official government classification of authorities, and

(b)	the volume of funds to be invested by the authority, and

(c)	the expertise of, and facilities available to, the employees of the authority undertaking the investments.

(3)	The investment powers conferred on an authority by this Part may be exercised only in connection with the exercise of the functions of the authority.

(4)	A transaction entered into by an authority in relation to the funds of or under the control of the authority is not invalidated by reason only that it is not authorised by, or may result in a contravention of, the provisions of this Part or Schedule 4.
25 Funds managers
(1)	An authority on which investment powers are conferred by this Part may, with the written approval of the Treasurer and in accordance with that approval, engage an approved funds manager to act in relation to the management of the authority’s funds.

(2)	An approved funds manager is a person designated as an approved funds manager for the authority in the Treasurer’s approval.

(3)	The Treasurer’s approval may be given only on the recommendation of the Minister for the authority and may be given subject to terms and conditions.

(4)	An approved funds manager may on behalf of the authority, subject to any terms and conditions of the Treasurer’s approval, invest funds of the authority in any investment in which the funds manager is authorised to invest its own funds or other funds.

(5)	The terms and conditions of an approval under subsection (4) are to restrict the investment powers of an approved funds manager in connection with an authority to the most extensive powers of investment available under the criteria referred to in section 24 having regard to the classification of the authority.

26 Power of certain authorities to act as funds manager
An authority, if designated as an approved funds manager for the purposes of section 25, is by this Act authorised to exercise the functions of a funds manager under that section.
27 (Repealed)
28 Part not to apply in certain cases
(1)	This Part does not affect any statutory power to make grants, loans or other forms of financial assistance that are not in the nature of investments, and in particular does not affect:

(a)	the power of the Rental Bond Board to make a grant or loan under section 20 (4), or to provide money under section 21, of the Landlord and Tenant (Rental Bonds) Act 1977, or

(b)	the power of the New South Wales Rural Assistance Authority to grant loans or other assistance under the Rural Assistance Act 1989, or

(c)	(Repealed)

(d)	any other functions under any Act that are prescribed by the regulations for the purposes of this section.

(2)	This section does not affect the generality of section 2B (2) or (3).
28A General powers in relation to investments
(1)	An authority may do all things necessary or convenient to be done in connection with the exercise of its investment powers under this Part.

(2)	In particular, but without limiting the power given by this section, the authority may:

(a)	enter into any contract, agreement or other transaction, and

(b)	incur any obligations under a contract, agreement or other transaction, and

(c)	make any payment (including an advance) under a contract, agreement or other transaction, and

(d)	make any covenants or promises, including those which are absolute and unconditional, and

(e)	exercise such other functions as the Treasurer may approve, and

(f)	do or effect any of the things it is empowered to do under this Act by or through an entity controlled by the authority.

(3)	This section does not limit any powers that the authority has apart from this section.

(4)	(Repealed)
Part 4 New South Wales Capital Works Financing Corporation
29 Definitions
In this Part:
public authority means a public authority of the State, and includes a State owned corporation under the State Owned Corporations Act 1989 and a subsidiary of such an authority or State owned corporation, but does not include a council or county council under the Local Government Act 1993.

Secretary means the person for the time being holding or acting in the office of Secretary of the Treasury.
30 Financing Corporation
(1)	There is constituted by this Act a corporation under the corporate name of the “New South Wales Capital Works Financing Corporation”.

(2)	The Secretary shall, as part of the duties of the office of Secretary of the Treasury, manage the affairs of the Financing Corporation.

(3)	Any act, matter or thing done in the name of, or on behalf of, the Financing Corporation by the Secretary, or with the authority of the Secretary, shall be deemed to have been done by the Financing Corporation.

(4)	The Financing Corporation is subject to the control and direction of the Minister.
31 Functions of Financing Corporation
The Financing Corporation may:
(a)	obtain financial accommodation from the Treasury Corporation with the approval of the Treasurer, and

(b)	accept any funds transferred to it, for the purpose of funding capital works.
32 Seal of Financing Corporation
(1)	The Financing Corporation shall have a seal which may be affixed by the Secretary or by a person authorised by the Secretary to affix the seal either generally or in a particular case or class of cases.

(2)	The Secretary or person so authorised shall attest by his or her signature the fact and date of the affixing of the seal.
33 Staff
For the purpose of enabling the Financing Corporation to exercise its functions, the Secretary may:
(a)	make use of the services of any officer or temporary employee of the Public Service appointed or employed in connection with the conduct of the business of the Treasury, or

(b)	with the approval of the Treasurer and on such terms and conditions as may be approved by the Public Service Board, arrange for the use of the services of any staff or facilities of a government department, administrative office or public authority.
34 Financing Corporation Account

An account shall be kept in the Special Deposits Account in the Treasury, to be called the “New South Wales Capital Works Financing Corporation Account”, to record the transactions of the Financing Corporation.
35 Financial year of Corporation
The financial year of the Corporation is the year commencing on 1 July.
36 Deposit of funds
Money received by the Financing Corporation (except under section 37) is to be paid:
(a)	unless a direction is given under paragraph (b), to the Treasurer for credit of the Consolidated Fund, or

(b)	if the Treasurer so directs, to a public authority.
37 Amounts payable by Corporation
(1)	Any money payable by the Financing Corporation in relation to financial accommodation obtained by it under this Part is to be paid to the Financing Corporation:

(a)	unless a direction is given under paragraph (b), out of the Consolidated Fund, or

(b)	if the Treasurer so directs, out of funds of a public authority which has received funding through the financial accommodation.

(2)	Money to be paid out of the Consolidated Fund to the Financing Corporation under this section may be paid without any further appropriation than this Act.
Part 4A Controlled entities
37A Controlled entities
(1)	An authority that controls an entity must ensure that the controlled entity does not enter into or maintain any financial arrangements that the authority itself is not authorised by or under this Act to enter into, except to the extent that:

(a)	the authority is permitted by the Treasurer under subsection (2) to authorise the entity to enter into or maintain (or both) any such financial arrangements, or

(b)	this subsection does not apply to any such financial arrangements because of the regulations under subsection (3).

(2)	The Treasurer may, by order in writing, permit a specified authority to authorise a controlled entity to enter into or maintain (or both) financial arrangements of the kind referred to in subsection (1). Permission may be given in respect of a specified financial arrangement or financial arrangements of a specified class.

(3)	The regulations may provide that subsection (1) does not apply to financial arrangements of a specified class.

(4)	This section does not itself confer power on a controlled entity to enter into or maintain any financial arrangements.

(5)	This section does not affect any obligations imposed on a controlled entity by or under any Act or law, other than an obligation imposed on the controlled entity by the authority at its discretion.

(6)	The fact that a Minister may exercise control over or give directions to an authority does not make the authority a controlled entity of that Minister for the purposes of this Act.

(7)	In this section:
     authority includes any person who may exercise functions on behalf of the authority.
     financial arrangements includes arrangements for or with respect to carrying on a joint venture.
Part 5 Miscellaneous
38 Exemption from duty
(1)	Unless the Treasurer otherwise directs in a particular case, an authority is not liable to stamp duty under the Stamp Duties Act 1920, or duty under the Duties Act 1997, in respect of anything done by the authority for the purposes of this Act.

(2)	The Treasurer may direct in writing that any other specified person is not liable to stamp duty in respect of anything done for the purposes of this Act and the direction has effect accordingly.
39 Trustee investment etc
(1)	A trustee (unless expressly forbidden by the trust instrument, if any) may invest trust funds in any debentures, bonds, inscribed stock, registered stock, discounted securities, promissory notes or other securities or instruments issued by an authority under this Act.

(2)	Such an investment may be made whether the funds are at the time in a state of investment or not.

(3)	Such an investment shall be taken to be an investment of trust funds made in accordance with the Trustee Act 1925.

(4)	An authority or officer of an authority is not competent to receive notice of an express, implied or constructive trust affecting any such security or instrument issued by an authority or a coupon attached to the security or instrument.

(5)	A company, a council within the meaning of the Local Government Act 1993 and any other body corporate constituted by an Act may invest its funds in providing financial accommodation obtained by an authority under this Act.
40 Delegation of Treasurer’s functions
The Treasurer may delegate to a Minister any of the functions of the Treasurer under this Act (other than this power of delegation).
41 Repeals

Each Act specified in Schedule 5 is, to the extent indicated, repealed.
42 Savings and transitional provisions
Schedule 6 has effect.
43 Regulations
(1)	The Governor may make regulations, not inconsistent with this Act, for or with respect to any matter that by this Act is required or permitted to be prescribed or that is necessary or convenient to be prescribed for carrying out or giving effect to this Act.

(2)	A provision of a regulation may:

(a)	apply generally or be limited in its application by reference to specified exceptions or factors,

(b)	apply differently according to different factors of a specified kind, or

(c)	authorise any matter or thing to be from time to time determined, applied or regulated by any specified person or body, or may do any combination of those things.
44 Validation of certain financial adjustments
(1)	This section applies to an arrangement or transaction entered into by an authority before the date of assent to the Statute Law (Miscellaneous Provisions) Act (No 2) 1996:

(a)	that was not a “financial adjustment” within the meaning of section 5 at the time that the arrangement or transaction was entered into, and

(b)	that is or was a “financial adjustment” within the meaning of section 5 as amended by Schedule 1.16 to the Statute Law (Miscellaneous Provisions) Act (No 2) 1996, and

(c)	that was entered into while the relevant authority held an approval given by the Treasurer under Part 2A to effect financial adjustments by means of the arrangements and transactions identified in section 5, and

(d)	that was entered into in accordance with any conditions imposed on such an approval.

(2)	Every arrangement or transaction to which this section applies is validated.

(3)	In this clause, a reference to an authority is a reference to a body that was an authority (within the meaning of section 15) at the time that the relevant arrangement or transaction was entered into.
45 Exercise of functions by authorities that are not corporations
(1)	The functions expressed to be conferred or imposed on an authority by or under this Act may, in the case of an authority that is not a corporation, be exercised on behalf of the authority:

(a)	subject to paragraph (b), by a Minister or by the head or other chief officer of the authority, or

(b)	by such person or by the holder of such office as is prescribed by the regulations.

(2)	This section does not affect any other manner in which such an authority may lawfully exercise such a function.

46 Transitional provisions applying to entities that become authorities
(1)	This section applies where an entity becomes an authority within the meaning of this Act on or after the commencement of this section, and so applies whether the entity becomes an authority for the purposes of:

(a)	this Act generally, or

(b)	particular provisions of this Act, whether or not it is already an authority for other provisions of this Act.

(2)	Subject to any directions of the Treasurer under this section:

(a)	nothing in this Act affects any financial arrangements or joint venture arrangements entered into before the entity became an authority, and the authority may maintain those arrangements, and

(b)	the authority has and may exercise any power that the entity would (had it not become an authority) have apart from this Act to enter into financial arrangements or joint venture arrangements for a period of 6 months after it so becomes an authority.

(3)	The Treasurer may give directions of either or both of the following kinds:

(a)	requiring the authority to modify or terminate any arrangements referred to in subsection (2) (a) or (b) within such period and in such manner (if any) as the Treasurer specifies,

(b)	requiring the authority not to exercise any power referred to in subsection (2) (b) after a specified date within that period of 6 months.

(4)	The authority must comply with any such direction.

(5)	Such a direction may be given only in relation to arrangements of a kind that the authority cannot enter into under this Act or that requires an authorisation or approval under this Act.

(6)	The Treasurer is required to consult with the portfolio Minister of the authority, or with the authority or the authority’s representatives, before giving any such direction.

(7)	The regulations may contain provisions of a savings or transitional nature consequent on an entity’s becoming an authority on or after the commencement of this section.
47 Transitional provisions applying to entities that cease to be authorities
(1)	This section applies where an entity ceases to be an authority within the meaning of this Act on or after the commencement of this section, and so applies whether the entity ceases to be an authority for the purposes of:

(a)	this Act generally, or

(b)	particular provisions of this Act, whether or not it continues to be an authority for other provisions of this Act.

(2)	Nothing in this Act affects any financial arrangements or joint venture arrangements entered into by the entity as an authority, and the entity may maintain those arrangements.

(3)	The regulations may contain provisions of a savings or transitional nature consequent on an entity’s ceasing to be an authority on or after the commencement of this section.
Schedule 1 (Repealed)

Schedule 2 Provisions relating to securities etc
(Section 12)
1 Application of Schedule
This Schedule applies to an authority which obtains financial accommodation under Part 2.
2 Definition of “security”
In this Schedule:
security includes any security referred to in section 4 (1) (a).
3 Debentures etc
(1)	To evidence the obligation of an authority to repay financial accommodation, including, where interest is payable, an obligation to pay interest, the authority may, as provided by the regulations, issue or execute securities.

(2)	A debenture or bond and a coupon originally annexed to the debenture or bond (whether or not the coupon is separated from the debenture or bond) may be transferred by delivery.

(3)	Inscribed stock is transferable in the books of the authority as provided by the regulations.
4 Interest on debenture or bond
The holder of a coupon originally annexed to a security (whether or not the coupon is separated from the security) is entitled to receive payment from the authority of the interest specified in the coupon on its presentation on or after the date when, and at the place where, interest is payable.
5 Execution of securities
(1)	An authority may appoint a person or persons for and on behalf of the authority to:

(a)	enter into any securities relating to financial accommodation,

(b)	sign, execute or otherwise perfect those securities, and

(c)	do all such things as may be necessary or convenient to be done for the purpose of obtaining the financial accommodation.

(2)	The authority may revoke or vary such an appointment or make a different appointment.

(3)	A security may be signed, executed or otherwise perfected by means of a signature or seal transmitted by electronic means, including facsimile reproduction.
6 Loss etc of debentures etc

(1)	If a security issued or executed by an authority is lost, stolen, destroyed, mutilated or defaced before it has been redeemed, the authority may issue or execute a security in its place.

(2)	A replacement security may be issued or executed only if:

(a)	the authority receives evidence to its satisfaction of the loss, theft or destruction, or if the mutilated or defaced security is surrendered, and

(b)	the authority receives security or indemnity satisfactory to it against double payment if the missing security is later presented for payment.

(3)	A replacement security with interest coupon annexed shall bear the same date, number, principal sum and rate of interest as the security it replaces.

(4)	This clause applies to a lost, stolen, destroyed, mutilated or defaced coupon in the same way as it applies to a lost, stolen, destroyed, mutilated or defaced security.
Schedule 3 (Repealed)
Schedule 4 Investment powers of authorities
(Section 24)
Part 1A Preliminary
1
(1)	In this Schedule:
eligible entity means an entity given a prescribed rating by a prescribed rating agency or given prescribed ratings by different prescribed rating agencies.
eligible rating means a prescribed rating given by a prescribed rating agency or prescribed ratings given by different prescribed rating agencies.
prescribed means prescribed by the regulations on the recommendation of the Treasurer.
(2)	For the purposes of this Schedule, an investment power includes a power to purchase or sell the investment at any time before, at or after maturity.
Part 1
2	The following investments are authorised for an authority which may exercise Part 1 investment powers:

(a)	deposits with a bank or the Treasury Corporation and deposits with or withdrawable shares in a building society or credit union (not including certificates of deposit or other transferable securities),

(b)	investments in an Hour-Glass investment facility of the Treasury Corporation (being a facility under which the Treasury Corporation accepts funds on behalf of Government and public or other authorities for investment by fund managers approved by the Treasury Corporation),
(c)	such additional investments as are prescribed.
Part 2
3	The following investments are authorised for an authority which may exercise Part 2 investment powers:

(a)	the investments described in Part 1,

(b)	investments with, issued by, or guaranteed by, the Government of New South Wales or an eligible entity which is the Government of any other State or of the Commonwealth or of a Territory,

(c)	bills of exchange that have been accepted by a bank, building society or credit union,

(d)	a loan to an eligible entity which is a dealer in the short-term money market and in relation to which, at the time the loan is made, the Reserve Bank of Australia stands as lender of last resort,

(e)	certificates of deposit issued by a bank, building society or credit union,

(f)	such additional investments as are prescribed.
Part 3
4
(1)	The following investments are authorised for an authority which may exercise Part 3 investment powers:

(a)	the investments described in Part 2,

(b)	bills of exchange that have been endorsed by a bank, building society or credit union,

(c)	a loan of money on the security of a letter of credit which is issued or confirmed by a bank, building society or credit union,

(d)	an advance to a bank, building society or credit union, or to an eligible entity, secured in such manner as the authority making the investment determines,

(e)	promissory notes, bonds, debentures or inscribed or registered stock made or issued by a bank, building society or credit union or by an eligible entity,

(f)	promissory notes, bonds, debentures or inscribed or registered stock that have an eligible rating,

(g)	foreign currency deposits with, or advances to, a bank or an eligible entity, and foreign currency advances to a building society, secured in such manner as the authority making the investment determines,

(h)	foreign currency investments in securities:

(i)	issued or guaranteed by the Government of New South Wales or an eligible entity which is the Government of any other State or of the Commonwealth or of a Territory, or

(ii)	issued by a bank or building society, or

(iii)	issued by an eligible entity,

(i)	foreign currency investments in securities that have an eligible rating,

(j)	the spot purchase from, or spot sale to, a bank, building society or eligible entity of foreign currency, being the purchase or sale of foreign currency the price of which is set with regard to delivery of the currency within 2 banking days after the day on which the currency is purchased or sold,

(k)	(Repealed)

(l)	such additional investments as are prescribed.

(2)	The investments described in subclause (1) (g)—(j), being investments involving foreign exchange transactions, are not authorised under this Part unless the investments are made by the authority in accordance with the written approval of the Treasurer.

(3)	The Treasurer’s approval:

(a)	may be in respect of a specified purpose, or of 1 or more specified authorities, or of a specified class of authorities, and

(b)	may be otherwise specific or may be general, and

(c)	may be on such terms and subject to such conditions as the Treasurer thinks fit.

(4)	Investments in stocks or securities are not authorised under this Part if they are investments (either directly or indirectly) in equity shares.
Part 4
5	Investments of any kind are authorised for an authority which may exercise Part 4 investment powers.
Schedule 5 Repeals
(Section 41)
Public Authorities (Financial Accommodation) Act 1981 No 82—the whole Act
Public Authorities (Financial Accommodation) Further Amendment Act 1983 No 78—the whole Act
Public Authorities (Financial Accommodation) (Housing) Amendment Act 1985 No 166—the whole Act
Miscellaneous Acts (Area Health Services) Amendment Act 1986 No 53—so much of Schedule 1 as amends Act No 82, 1981
Miscellaneous Acts (Water Administration) Amendment Act 1986 No 205—so much of Schedule 2 as amends Act No 82, 1981.
Schedule 6 Savings and transitional provisions
(Section 42)
Part 1 Savings and transitional regulations consequent on enactment of certain Acts
1 Regulations
(1)	The regulations may make provision of a savings or transitional nature consequent on the enactment of the following Acts:

this Act
Public Authorities (Financial Arrangements) Further Amendment Act 1989
Universities Legislation (Investment) Amendment Act 1989
Public Authorities (Financial Arrangements) Amendment Act 1991
Public Authorities (Financial Arrangements) Amendment Act 2000
(2)	A provision made under subclause (1) may, if the regulations under this clause so provide, take effect as from the date of assent to the Act concerned or a later day.
(3)	To the extent to which a provision referred to in subclause (1) takes effect from a date that is earlier than the date of its publication in the Gazette, the provision does not operate so as:
(a)	to affect, in a manner prejudicial to any person (other than the State or an authority of the State), the rights of that person existing before the date of its publication, or
(b)	to impose liabilities on any person (other than the State or an authority of the State) in respect of anything done or omitted to be done before the date of its publication.
(4)	A provision made under subclause (1) is, if the regulations under this clause so provide, to have effect notwithstanding any other clause of this Schedule.
Part 2 Provisions consequent on enactment of this Act
2 Definitions
In this Part:
the 1987 Act means the Public Authorities (Financial Arrangements) Act 1987.
the repealed Act means the Public Authorities (Financial Accommodation) Act 1981, as in force immediately before its repeal.
3 Approvals
An approval of the Governor to the obtaining of financial accommodation, given under the repealed Act and in force immediately before the commencement of the 1987 Act is, on that commencement, taken to be an approval of the Treasurer under the 1987 Act.
4 Guarantees
A guarantee in force under the repealed Act immediately before the commencement of the 1987 Act is, on that commencement, taken to be a guarantee under the 1987 Act.
5 Guarantee fees
Section 17 of the 1987 Act applies in respect of a guarantee provided by the Government before the commencement of the 1987 Act if:
(a)	the guarantee is of a kind to which that section applies,

(b)	the guarantee is in force as at that commencement, and

(c)	money is still payable or repayable in relation to the financial accommodation concerned.

6 Priorities
Section 20 of the 1987 Act applies in respect of financial accommodation whether obtained before or after the commencement of the 1987 Act.
7 Regulations
A regulation in force under the repealed Act immediately before the commencement of the 1987 Act is, on that commencement, taken to have been made under the 1987 Act.
Part 3 Provisions consequent on enactment of Public Authorities (Financial Arrangements) Amendment Act 1991
8 Definitions
In this Part:
the Act means the Public Authorities (Financial Arrangements) Act 1987, as in force immediately after the commencement of the 1991 Act.
the 1987 Act means the Public Authorities (Financial Arrangements) Act 1987, as in force immediately before the commencement of the 1991 Act.
the 1991 Act means the Public Authorities (Financial Arrangements) Amendment Act 1991.
9 Treasurer’s approval to financial adjustment
An approval by the Treasurer under Part 2 of the 1987 Act in respect of the effecting of a financial adjustment and in force immediately before the commencement of Schedule 1 (6) of the 1991 Act is, on that commencement, taken to be an approval of the Treasurer under Part 2A of the Act.
10 Guarantees
A guarantee in force under a provision of the 1987 Act immediately before the commencement of the corresponding provision of the Act is, on that commencement, taken to be a guarantee in force under the corresponding provision of the Act.
11 Statutory charge
A statutory charge imposed by section 16A of the 1987 Act and in force immediately before the commencement of section 22C of the Act is, on that commencement, taken to be a statutory charge in force under section 22C of the Act.
12 Guarantee fee

Any part of a guarantee fee required to be paid under section 17 of the 1987 Act and remaining unpaid at the commencement of section 22D of the Act is, on that commencement, taken to be payable under section 22D of the Act.
13 Other payments by Government
An agreement made by the Government under section 18 of the 1987 Act and in force immediately before the commencement of section 22E of the Act is, on that commencement, taken to be an agreement under section 22E of the Act.
14 Recovery of money paid under guarantee or agreement
Any liability which arose under section 21 of the 1987 Act and remaining outstanding immediately before the commencement of section 22H of the Act is, on that commencement, taken to be a liability under section 22H of the Act.
15 Regulations
A regulation in force under a provision of the 1987 Act immediately before the commencement of the corresponding provision of the Act is, on that commencement, taken to have been made under the Act.
Part 4 Provisions consequent on enactment of Public Authorities (Financial Arrangements) Amendment Act 2000
16 Definition
In this Part:
amending Act means the Public Authorities (Financial Arrangements) Amendment Act 2000.
17 Effect of amendments on arrangements entered into by authorities
(1)	This clause applies where an entity, to which any provision of this Act applied before the commencement of any amendment made by the amending Act, is or becomes an authority (as defined in section 3) on the commencement of the amendment.
(2)	Subject to any directions of the Treasurer under this clause:
(a)	an amendment made by the amending Act does not affect any financial arrangements or joint venture arrangements entered into by the entity before the commencement of the amendment (under this Act or otherwise), and the authority may maintain those arrangements, and
(b)	the authority has and may exercise any power that the entity would (had the amending Act not been enacted) have apart from this Act to enter into financial arrangements or joint venture arrangements for a period of 6 months after the commencement of the amendment.

(3)	The Treasurer may give directions of either or both of the following kinds:
(a)	requiring the authority to modify or terminate any arrangements referred to in subclause (2) (a) or (b) within such period and in such manner (if any) as the Treasurer specifies,
(b)	requiring the authority not to exercise any power referred to in subclause (2) (b) after a specified date within that period of 6 months.
(4)	The authority must comply with any such direction.
(5)	Such a direction may be given only in relation to arrangements of a kind that the authority cannot enter into under this Act or that requires an authorisation or approval under this Act.
(6)	The Treasurer is required to consult with the portfolio Minister of the authority, or with the authority or the authority’s representatives, before giving any such direction.
18 Provisions relating to exclusive operation of Act
(1)	A reference in any other Act, statutory instrument or document to section 27 (which was repealed by the amending Act) is, subject to the regulations, taken to be a reference to section 2B (which was inserted by the amending Act).
(2)	Neither sections 2B and 2C, nor the enactment of the amending Act, affects the operation of section 49 of the Sydney Organising Committee for the Olympic Games Act 1993.
Historical notes
The following abbreviations are used in the Historical notes:

Am	amended	LW	legislation website	Sch	Schedule
Cl	clause	No	number	Schs	Schedules
Cll	clauses	p	page	Sec	section
Div	Division	pp	pages	Secs	sections
Divs	Divisions	Reg	Regulation	Subdiv	Subdivision
GG	Government Gazette	Regs	Regulations	Subdivs	subdivisions
Ins	inserted	Rep	repealed	Subst	substituted
Table of amending instruments
Public Authorities (Financial Arrangements) Act 1987 No 33. Assented to 15.5.1987. Date of commencement, secs 1 and 2 excepted, 10.6.1987, sec 2 (2) and GG No 93 of 5.6.1987, p 2690. This Act has been amended as follows:

1987	No 103	Energy Administration Act 1987. Assented to 12.6.1987. Date of commencement of sec 52, 1.7.1987, sec 2 (2) and GG No 109 of 26.6.1987, p 3180.

	No 210	Superannuation Administration Act 1987. Assented to 9.12.1987. Date of commencement of sec 42, 18.12.1987, sec 2 (1) and GG No 193 of 13.12.1987, p 7106.

	No 226	Public Authorities (Financial Arrangements) Amendment Act 1987. Assented to 10.12.1987.

Date of commencement, assent, sec 2.

	No 284	University of Technology, Sydney (Miscellaneous Provisions) Act 1987. Assented to 16.12.1987. Date of commencement, 26.1.1988, sec 2.

1988	No 50	New South Wales Investment Corporation (Sale) Act 1988. Assented to 30.9.1988. Date of commencement of sec 23, 17.2.1989, sec 2 (2) and GG No 23 of 17.2.1989, p 1059.

	No 80	Public Authorities (Financial Arrangements) Amendment Act 1988. Assented to 23.11.1988. Date of commencement of Sch 1, 9.12.1988, sec 2 and GG No 180 of 9.12.1988, p 6281.

	No 114	Transport Legislation (Repeal and Amendment) Act 1988. Assented to 21.12.1988. Date of commencement of Sch 4, 16.1.1989, sec 2 (1) and GG No 3 of 16.1.1989, p 277.

1989	No 65	Higher Education (Amalgamation) Act 1989. Assented to 23.5.1989. Date of commencement of Sch 1, 1.1.1990, sec 2 and GG No 124 of 22.12.1989, p 11026.

	No 76	Charles Sturt University Act 1989. Assented to 2.6.1989. Date of commencement of Sch 3, 1.1.1990, sec 2 and GG No 124 of 22.12.1989, p 11022.

	No 98	Miscellaneous Acts (Rural Assistance) Repeal and Amendment Act 1989. Assented to 13.6.1989. Date of commencement, 1.7.1989, sec 2 and GG No 81 of 30.6.1989, p 3810.

	No 99	Egg Industry (Repeal and Deregulation) Act 1989. Assented to 8.8.1989. Date of commencement of sec 84, 12.8.1989, sec 2 and GG No 88 of 11.8.1989, p 5261.

	No 107	Miscellaneous Acts (Public Sector Executives Superannuation) Amendment Act 1989. Assented to 15.8.1989. Date of commencement, 1.10.1989, sec 2 and GG No 98 of 29.9.1989, p 7776.

	No 135	Grain Handling Authority (Corporatisation) Act 1989. Assented to 27.9.1989. Date of commencement, 1.10.1989, sec 2 and GG No 98 of 29.9.1989, p 7764.

	No 141	Mining (Geological and Mining Museum) Amendment Act 1989. Assented to 25.10.1989. Date of commencement, 21.11.1989, sec 2 and GG No 111 of 17.11.1989, p 9666.

	No 152	Public Authorities (Financial Arrangements) Amendment Act 1989. Assented to 30.11.1989. Date of commencement, 1.7.1989, sec 2.

	No 158	Tow Truck Act 1989. Assented to 12.12.1989. Date of commencement of sec 85, 27.4.1990, sec 2 and GG No 54 of 27.4.1990, p 3385.

	No 178	Public Authorities (Financial Arrangements) Further Amendment Act 1989. Assented to 14.12.1989. Date of commencement, 12.1.1990, sec 2 and GG No 7 of 12.1.1990, p 170.

	No 235	Catchment Management Act 1989. Assented to 21.12.1989. Date of commencement of sec 66, 7.3.1990, sec 2 and GG No 18 of 2.2.1990, p 809.

1990	No 76	Home Care Service (Amendment) Act 1990. Assented to 4.12.1990. Date of commencement, 1.2.1991, sec 2 and GG No 18 of 25.1.1991, p 650.

	No 78	New South Wales Lotteries Act 1990. Assented to 4.12.1990. Date of commencement, 2.3.1991, sec 2 and GG No 37 of 1.3.1991, p 1694.

	No 117	Sydney Electricity Act 1990. Assented to 18.12.1990. Date of commencement, 2.1.1991, sec 2 and GG No 174 of 21.12.1990, p 11207.

	No 118	Technical and Further Education Commission Act 1990. Assented to 18.12.1990. Date of commencement, 1.2.1991, sec 2 and GG No 20 of 1.2.1991, p 868.

1991	No 45	Homebush Abattoir Corporation (Dissolution and Transfer) Act 1991. Assented to 27.11.1991.

Date of commencement of Sch 2, 1.1.1992, sec 2 (1).

	No 49	Public Authorities (Financial Arrangements) Amendment Act 1991. Assented to 11.12.1991. Date of commencement, 10.1.1992, sec 2 and GG No 5 of 10.1.1992, p 144.

	No 53	Hunter Water Board (Corporatisation) Act 1991. Assented to 11.12.1991. Date of commencement of Sch 1, 1.1.1992, sec 2 and GG No 180 of 20.12.1991, p 10554.

	No 77	Government Telecommunications Act 1991. Assented to 17.12.1991. Date of commencement, 2.3.1992, sec 2 and GG No 30 of 28.2.1992, p 1233.

	No 95	Superannuation Legislation (Amendment) Act 1991. Assented to 17.12.1991. Date of commencement of Sch 6, 1.10.1991, sec 2 (5) (b).

	No 96	Superannuation Administration Act 1991. Assented to 17.12.1991. Date of commencement of Sch 6, 2.3.1992, sec 2 (1) and GG No 20 of 14.2.1992, p 848.

1992	No 9	Growth Centres (Development Corporations) Amendment Act 1992. Assented to 17.3.1992. Date of commencement of Sch 2, 31.3.1992, sec 2 and GG No 40 of 27.3.1992, p 1977.

	No 20	Internal Audit Bureau Act 1992. Assented to 14.5.1992. Date of commencement, 2.2.1996, sec 2 and GG No 15 of 2.2.1996, p 436.

No 34	Statute Law (Miscellaneous Provisions) Act 1992. Assented to 18.5.1992.
Date of commencement of the provisions of Sch 1 relating to the Public Authorities (Financial Arrangements) Act 1987, assent, Sch 1.

	No 47	Financial Institutions Commission Act 1992. Assented to 30.6.1992. Date of commencement, 30.6.1992, sec 2 and GG No 80 of 30.6.1992, p 4482.

No 111	Statute Law (Miscellaneous Provisions) Act (No 3) 1992. Assented to 8.12.1992.
Date of commencement of the provisions of Sch 1 relating to the Public Authorities (Financial Arrangements) Act 1987, assent, Sch 1.

1993	No 15	Home Purchase Assistance Authority Act 1993. Assented to 12.5.1993.
Date of commencement, 2.7.1993, sec 2 and GG No 76 of 2.7.1993, p 3707. The proclamation appointed 1.7.1993 as the date of commencement. Pursuant to section 23 (5) of the Interpretation Act 1987, the proclamation does not fail merely because it was not published in the Gazette until after the day appointed in the proclamation, but section 23 (5) provides, in that event, for the Act to commence on the day on which the proclamation was published in the Gazette.

	No 24	Electricity (Amendment) Act 1993. Assented to 8.6.1993. Date of commencement, 1.7.1993, sec 2 and GG No 70 of 30.6.1993, p 3327.

No 46	Statute Law (Miscellaneous Provisions) Act 1993. Assented to 15.6.1993.
Date of commencement of the provisions of Sch 1 relating to the Public Authorities (Financial Arrangements) Act 1987, 6.8.1993, Sch 1 and GG No 86 of 6.8.1993, p 4406.

	No 54	Homebush Bay Ministerial Corporation (Dissolution) Act 1993. Assented to 24.9.1993. Date of commencement of Sch 1, assent, sec 2 (1).

	No 67	Sydney Organising Committee for the Olympic Games Act 1993. Assented to 9.11.1993. Date of commencement, 12.11.1993, sec 2 and GG No 124 of 12.11.1993, p 6716.

1994	No 13	Mines Rescue Act 1994. Assented to 10.5.1994. Date of commencement, 8.7.1994, sec 2 and GG No 90 of 8.7.1994, p 3463.

	No 37	Fish Marketing Act 1994. Assented to 2.6.1994. Date of commencement of Sch 2, 31.10.1994, secs 2, 6, 11 and 12 and GG No 145 of 28.10.1994, p 6450.

	No 64	Electricity Transmission Authority Act 1994. Assented to 23.11.1994. Date of commencement, 1.2.1995, sec 2 and GG No 10 of 1.2.1995, p 573.

	No 88	Water Board (Corporatisation) Act 1994. Assented to 12.12.1994. Date of commencement of Sch 7, 1.1.1995, sec 2 and GG No 170 of 16.12.1994, p 7400.

1995	No 10	Olympic Co-ordination Authority Act 1995. Assented to 9.6.1995.
Date of commencement, 30.6.1995, sec 2. Amended by Statute Law (Miscellaneous Provisions) Act (No 2) 1995 No 99. Assented to 21.12.1995. Date of commencement of the provision of Sch 2 relating to the Olympic Co-ordination Authority Act 1995, assent, sec 2 (2).

No 11	Statute Law Revision (Local Government) Act 1995. Assented to 9.6.1995.
Date of commencement of the provisions of Sch 1 relating to the Public Authorities (Financial Arrangements) Act 1987, 23.6.1995, sec 2 (1) and GG No 77 of 23.6.1995, p 3279.

	No 13	Ports Corporatisation and Waterways Management Act 1995. Assented to 15.6.1995. Date of commencement, 1.7.1995, sec 2 and GG No 79 of 30.6.1995, p 3435.

	No 18	Electricity Legislation Amendment Act 1995. Assented to 19.6.1995. Date of commencement of Sch 5, 30.6.1995, sec 2 and GG No 79 of 30.6.1995, p 3434.

	No 52	Institute of Sport Act 1995. Assented to 20.11.1995. Date of commencement, 1.12.1995, sec 2 and GG No 145 of 1.12.1995, p 8118.

No 95	Energy Services Corporations Act 1995. Assented to 21.12.1995.
Date of commencement of the provisions of Sch 4 relating to the Public Authorities (Financial Arrangements) Act 1987, 1.3.1996, sec 2 and GG No 26 of 1.3.1996, p 832.

	No 96	Sustainable Energy Development Act 1995. Assented to 21.12.1995. Date of commencement, 9.2.1996, sec 2 and GG No 17 of 9.2.1996, p 569.

1996	No 14	Public Servant Housing Authority (Dissolution) Act 1996. Assented to 5.6.1996. Date of commencement, 28.6.1996, sec 2 and GG No 77 of 28.6.1996, p 3287.

	No 24	Financial Institutions (Miscellaneous Amendments) Act 1996. Assented to 21.6.1996. Date of commencement, 12.7.1996, sec 2 and GG No 84 of 12.7.1996, p 3984.

	No 39	Superannuation Administration Act 1996. Assented to 25.6.1996. Date of commencement, 1.7.1996, sec 2 and GG No 77 of 28.6.1996, p 3290.

No 40	Superannuation (Axiom Funds Management Corporation) Act 1996. Assented to 25.6.1996.
Date of commencement of Sch 2, 16.5.1997, sec 2 and GG No 51 of 9.5.1997, p 2655; date of commencement of Sch 3, 23.5.1997, sec 2 and GG No 55 of 23.5.1997, p 3021.

	No 56	Transport Administration Amendment (Rail Corporatisation and Restructuring) Act 1996. Assented to 28.6.1996. Date of commencement, 1.7.1996, sec 2 and GG No 80 of 1.7.1996, p 3795.

	No 85	New South Wales Lotteries Corporatisation Act 1996. Assented to 6.11.1996. Date of commencement, 1.1.1997, sec 2 and GG No 150 of 20.12.1996, p 8528.

	No 90	Harness Racing Legislation Amendment Act 1996. Assented to 25.11.1996. Date of commencement, 1.1.1997, sec 2 and GG No 150 of 20.12.1996, p 8527.

	No 121	Statute Law (Miscellaneous Provisions) Act (No 2) 1996. Assented to 3.12.1996. Date of commencement of Sch 1.16, assent, sec 2 (2).

1997	No 55	Statute Law (Miscellaneous Provisions) Act 1997. Assented to 2.7.1997. Date of commencement of Sch 1.16, assent, sec 2 (2).

	No 62	Sydney Market Authority (Dissolution) Act 1997. Assented to 2.7.1997. Date of commencement, 31.10.1997, sec 2 and GG No 117 of 31.10.1997, p 8802.

	No 102	Trustee Amendment (Discretionary Investments) Act 1997. Assented to 25.11.1997. Date of commencement, 13.3.1998, sec 2 and GG No 52 of 13.3.1998, p 1381.

	No 154	Health Services Act 1997. Assented to 19.12.1997. Date of commencement, 1.7.1998, sec 2 and GG No 97 of 26.6.1998, p 4423.

1998	No 8	Transport Administration Amendment (Railway Services Authority Corporatisation) Act 1998. Assented to 12.5.1998. Date of commencement, 1.7.1998, sec 2 and GG No 101 of 1.7.1998, p 5203.

	No 17	State Records Act 1998. Assented to 2.6.1998.

Date of commencement of Sch 4, 1.1.1999, sec 2 and GG No 171 of 11.12.1998, p 9457.

	No 29	Darling Harbour Authority Amendment and Repeal Act 1998. Assented to 15.6.1998. The amendment made by Sch 3.7 was not commenced and was repealed by the Sydney Harbour Foreshore Authority Act 1998 No 170.

	No 30	Public Authorities (Financial Arrangements) Amendment Act 1998. Assented to 15.6.1998. Date of commencement, 1.7.1998, sec 2 and GG No 97 of 26.6.1998, p 4427.

	No 47	Aboriginal Housing Act 1998. Assented to 26.6.1998. Date of commencement, 24.7.1998, sec 2 and GG No 112 of 24.7.1998, p 5601.

	No 54	Statute Law (Miscellaneous Provisions) Act 1998. Assented to 30.6.1998. Date of commencement of Sch 2.28, assent, sec 2 (2).

	No 68	Energy Services Corporations Amendment (TransGrid Corporatisation) Act 1998. Assented to 2.7.1998. Date of commencement of Sch 2.9, 14.12.1998, sec 2 and GG No 171 of 11.12.1998, p 9459.

	No 110	Olympic Roads and Transport Authority Act 1998. Assented to 9.11.1998. Date of commencement, 31.12.1998, sec 2 and GG No 176 of 18.12.1998, p 9724.

	No 111	Tow Truck Industry Act 1998. Assented to 9.11.1998. Date of commencement of Sch 3.3, 8.10.1999, sec 2 and GG No 116 of 8.10.1999, p 9712.

No 128	Food Production (Safety) Act 1998. Assented to 26.11.1998.
Date of commencement of Sch 4.2 [1], 4.8.2000, sec 2 and GG No 101 of 4.8.2000, p 7169; date of commencement of Sch 4.2 [2], 18.12.1998, sec 2 and GG No 176 of 18.12.1998, p 9720.

	No 145	Water Legislation Amendment (Drinking Water and Corporate Structure) Act 1998. Assented to 8.12.1998. Date of commencement, 1.1.1999, sec 2 and GG No 176 of 18.12.1998, p 9726.

No 170	Sydney Harbour Foreshore Authority Act 1998. Assented to 14.12.1998.
Date of commencement of Sch 3, 1.2.1999, sec 2 (1) and GG No 12 of 29.1.1999, p 285; the amendment made by Sch 4.6 was without effect as the Schedule being amended was repealed by the Public Authorities (Financial Arrangements) Amendment Act 2000 No 45.

	No 171	Sydney Water Catchment Management Act 1998. Assented to 14.12.1998. Date of commencement of Sch 5.1, 2.7.1999, sec 2 and GG No 76 of 2.7.1999, p 4608.

1999	No 5	Superannuation Administration Authority Corporatisation Act 1999. Assented to 7.6.1999. Date of commencement, 26.7.1999, sec 2 and GG No 84 of 23.7.1999, p 5146.

	No 31	Statute Law (Miscellaneous Provisions) Act 1999. Assented to 7.7.1999. Date of commencement of Sch 2.32, assent, sec 2 (2).

2000	No 18	Albury-Wodonga Development Repeal Act 2000. Assented to 30.5.2000. The amendment was without effect as the provision being amended was repealed by Sch 1 [31] to the Public Authorities (Financial Arrangements) Amendment Act 2000 No 45.

	No 45	Public Authorities (Financial Arrangements) Amendment Act 2000. Assented to 27.6.2000. Date of commencement, 30.8.2000, sec 2 and GG No 109 of 25.8.2000, p 7904.

	No 53	Statute Law (Miscellaneous Provisions) Act 2000. Assented to 29.6.2000. Date of commencement of Sch 2, assent, sec 2 (1).

2001	No 34	Corporations (Consequential Amendments) Act 2001. Assented to 28.6.2001. Date of commencement of Schs 4.48 and 6.4, 15.7.2001, sec 2 (1) and Commonwealth Gazette No S 285 of 13.7.2001.

	No 101	Universities Legislation Amendment (Financial and Other Powers) Act 2001. Assented to 11.12.2001.

Date of commencement, 1.3.2002, sec 2 and GG No 56 of 1.3.2002, p 1470.

	No 112	Statute Law (Miscellaneous Provisions) Act (No 2) 2001. Assented to 14.12.2001. Date of commencement of Sch 3, assent, sec 2 (1).

2002	No 53	Statute Law (Miscellaneous Provisions) Act 2002. Assented to 4.7.2002. Date of commencement of Sch 1.23, assent, sec 2 (2).

2004	No 64	Sustainable Energy Development Repeal Act 2004. Assented to 6.7.2004. Date of commencement, 1.7.2004, sec 2.

Table of amendments

Long title	Am 2000 No 45, Sch 1 [1].
Secs 2A, 2B	Ins 2000 No 45, Sch 1 [2].
Sec 2C	Ins 2000 No 45, Sch 1 [2]. Am 2001 No 34, Sch 6.4 [1].
Sec 3	Am 1991 No 49, Sch 1 (1); 2000 No 45, Sch 1 [3]—[7]; 2001 No 34, Schs 4.48 and 6.4 [2]; 2001 No 101, Sch 11.
Sec 4	Am 1991 No 49, Sch 1 (2).
Sec 5	Am 1992 No 34, Sch 1; 1996 No 121, Sch 1.16 (1) (2).
Sec 5A	Ins 1991 No 49, Sch 1 (3).
Sec 5B	Ins 2000 No 45, Sch 1 [8].
Part 2, heading	Am 1991 No 49, Sch 1 (4).
Sec 6	Am 1989 No 135, Sch 1; 1995 No 11, Sch 1. Rep 2000 No 45, Sch 1 [9].
Sec 8	Am 1987 No 226, Sch 1 (1); 1991 No 49, Sch 1 (5); 1997 No 55, Sch 1.16 [1].
Sec 8A	Ins 1997 No 55, Sch 1.16 [2].
Sec 10	Am 1989 No 178, Sch 1 (1). Rep 1991 No 49, Sch 1 (6). Ins 2000 No 45, Sch 1 [10].
Sec 11	Am 1991 No 49, Sch 1 (7); 2000 No 45, Sch 1 [11].
Sec 12	Am 1993 No 46, Sch 1.
Sec 13	Subst 1991 No 49, Sch 1 (8).
Part 2, Div 4	Rep 1991 No 49, Sch 1 (9). Ins 2000 No 45, Sch 1 [12].
Secs 14A—14C	Ins 2000 No 45, Sch 1 [12].
Part 2A	Ins 1991 No 49, Sch 1 (10).
Sec 15	Am 1987 No 226, Sch 1 (2); 1988 No 80, sec 3. Rep 1991 No 49, Sch 1 (9). Ins 1991 No 49, Sch 1 (10). Rep 2000 No 45, Sch 1 [13].
Sec 16	Rep 1991 No 49, Sch 1 (9). Ins 1991 No 49, Sch 1 (10).
Sec 16A	Ins 1987 No 226, Sch 1 (3). Rep 1991 No 49, Sch 1 (9).
Sec 17	Rep 1991 No 49, Sch 1 (9). Ins 1991 No 49, Sch 1 (10). Am 2000 No 45, Sch 1 [14].
Sec 18	Rep 1991 No 49, Sch 1 (9). Ins 1991 No 49, Sch 1 (10). Am 1996 No 121, Sch 1.16 (3).
Part 2B	Ins 1991 No 49, Sch 1 (10).
Sec 19	Subst 1987 No 226, Sch 1 (4). Rep 1991 No 49, Sch 1 (9). Ins 1991 No 49, Sch 1 (10). Rep 2000 No 45, Sch 1 [15].
Sec 20	Rep 1991 No 49, Sch 1 (9). Ins 1991 No 49, Sch 1 (10). Am 2000 No 45, Sch 1 [16].
Sec 21	Rep 1991 No 49, Sch 1 (9). Ins 1991 No 49, Sch 1 (10).
Part 2C	Ins 1991 No 49, Sch 1 (10).
Sec 22	Rep 1991 No 49, Sch 1 (9). Ins 1991 No 49, Sch 1 (10). Rep 2000 No 45, Sch 1 [17].
Sec 22A	Ins 1991 No 49, Sch 1 (10). Am 2000 No 45, Sch 1 [18]—[20]; 2002 No 53, Sch 1.23.

Sec 22AA	Ins 1998 No 30, Sch 1.
Secs 22B—22I	Ins 1991 No 49, Sch 1 (10).
Part 2D (secs 22J—22L)	Ins 2000 No 45, Sch 1 [21].
Sec 23	Rep 2000 No 45, Sch 1 [22].
Sec 24	Am 1987 No 226, Sch 1 (5); 1989 No 178, Sch 1 (2); 2000 No 45, Sch 1 [23] [24].
Sec 25	Am 1989 No 178, Sch 1 (3).
Sec 26	Subst 1987 No 210, sec 42. Am 1989 No 178, Sch 1 (4).
Sec 27	Am 1989 No 178, Sch 1 (5). Rep 2000 No 45, Sch 1 [25].
Sec 28	Rep 1989 No 178, Sch 1 (6). Ins 2000 No 45, Sch 1 [26]. Am 2004 No 64, Sch 2.3.
Sec 28A	Ins 1989 No 178, Sch 1 (7). Am 1991 No 49, Sch 1 (11); 2000 No 45, Sch 1 [27].
Sec 29	Am 1989 No 152, Sch 1 (1); 1995 No 11, Sch 1.
Secs 36, 37	Subst 1989 No 152, Sch 1 (2).
Part 4A (sec 37A)	Ins 2000 No 45, Sch 1 [28].
Sec 38	Am 1999 No 31, Sch 2.32.
Sec 39	Am 1995 No 11, Sch 1; 1997 No 102, Sch 2.5.
Sec 40	Subst 1989 No 178, Sch 1 (8); 1992 No 111, Sch 1.
Sec 44	Ins 1996 No 121, Sch 1.16 (4).
Sec 45	Ins 2000 No 45, Sch 1 [29].
Secs 46, 47	Ins 2000 No 45, Sch 1 [30].
Sch 1	Am 1987 No 103, sec 52; 1987 No 210, sec 42; 1987 No 284, Sch 1; 1988 No 50, sec 23; 1988 No 114, Sch 4; 1989 No 65, Sch 1; 1989 No 76, Sch 3; 1989 No 98, Sch 1; 1989 No 99, sec 84; 1989 No 107, Sch 1; 1989 No 141, Sch 2; 1989 No 158, sec 85; 1989 No 235, sec 66; 1990 No 76, sec 5; 1990 No 78, Sch 2; 1990 No 117, Sch 4; 1990 No 118, Sch 3; 1991 No 45, Sch 2; 1991 No 53, Sch 1; 1991 No 77, Sch 2; 1991 No 95, Sch 6; 1991 No 96, Sch 6; 1992 No 9, Sch 2; 1992 No 20, Sch 2; 1992 No 34, Sch 1; 1992 No 47, Sch 2; 1992 No 111, Sch 1; 1993 No 15, Sch 2; 1993 No 24, Sch 3; 1993 No 54, Sch 1; 1993 No 67, sec 67; 1994 No 13, Sch 4; 1994 No 37, Sch 2; 1994 No 64, Sch 3; 1994 No 88, Sch 7; 1995 No 13, Sch 4; 1995 No 18, Sch 5; 1995 No 10, Sch 1; 1995 No 52, Sch 2; 1995 No 95, Sch 4; 1995 No 96, Sch 2; 1996 No 14, Sch 1; 1996 No 39, Sch 4; 1996 No 40, Schs 2.3, 3.3; 1996 No 56, Sch 2; 1996 No 85, Sch 3.3; 1996 No 90, Sch 2.6; 1996 No 121, Sch 1.16 (5) (6); 1997 No 62, Sch 1.5; 1997 No 154, Sch 6.38 [1] [2]; 1998 No 8, Sch 2.6; 1998 No 17, Sch 4.2; 1998 No 47, Sch 2.5; 1998 No 54, Sch 2.28; 1998 No 68, Sch 2.9; 1998 No 110, Sch 1.3; 1998 No 111, Sch 3.3; 1998 No 128, Sch 4.2 [1] [2]; 1998 No 145, Sch 5.13; 1998 No 170, Sch 3.11 [1] [2]; 1998 No 171, Sch 5.1; 1999 No 5, Sch 5.4; 2000 No 53, Sch 2.16. Rep 2000 No 45, Sch 1 [31].
Sch 2	Am 1987 No 226, Sch 1 (6).
Sch 3	Am 1987 No 226, Sch 1 (7); 1989 No 178, Sch 1 (9). Rep 1993 No 46, Sch 1.
Sch 4	Am 1987 No 226, Sch 1 (8). Subst 1989 No 178, Sch 1 (10). Am 1991 No 49, Sch 1 (12); 1996 No 24, Sch 1; 2001 No 112, Sch 3.14.
Sch 6	Am 1989 No 178, Sch 1 (11). Subst 1991 No 49, Sch 1 (13). Am 2000 No 45, Sch 1 [32] [33].